Exhibit 10.4

Schedule of the Owners of Company-Managed Texas Roadhouse Restaurants and the
Interests Held by Directors, Executive Officers and 5% Stockholders Who Are Parties to
Limited Partnership Agreements and Operating Agreements

As of December 31, 2024

HIDDEN_ROW
Entity Name	Restaurant Location	Percentage of Holdings’ Interest	Actual Management Fee Charged	Percentage Owned by Executive Officers, Directors & 5% Stockholders
Texas Roadhouse of Brownsville, Ltd.	Brownsville, TX	5.09%	0.5%	3.06	%(1)
Texas Roadhouse of Mansfield, Ltd.	Mansfield, TX	52.5%	3.5%	34.5	%(1)
Roadhouse of McKinney, Ltd.	McKinney, TX	5.0%	0.5%	2.0	%(1)

(1)	The ownership percentages listed for these restaurants are owned by Gerald L. Morgan, the Company’s Chief Executive Officer.